Exhibit (d)(9)(vii)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA EQUITY TRUST

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund*	A	C	I	O	P	P3	R	R6	T	W
Voya Corporate Leaders® 100 Fund II (to be renamed Voya Corporate Leaders® 100 Fund) Initial Term Expires October 1, 2021	0.90%	1.45%	0.65%	0.90%	N/A	0.00%	1.15%	0.65%	0.90%	0.65%
Voya Global Multi-Asset Fund II (to be renamed Voya Global Multi-Asset Fund) Initial Term Expires October 1, 2021	1.15%	1.90%	0.90%	1.15%	N/A	N/A	N/A	0.90%	1.15%	0.90%
Voya Large Cap Value Fund Term Expires October 1, 2016 Initial Term for Class T Expires October 1, 2018 Initial Term for Class P3 Expires October 1, 2019	1.25%	2.00%	1.00%	1.25%	N/A	0.00%	1.50%	0.78%	1.25%	1.00%

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund*	A	C	I	O	P	P3	R	R6	T	W
Voya Mid Cap Research Enhanced Index Fund II (to be renamed Voya Mid Cap Research Enhanced Index Fund) Initial Term Expires October 1, 2021	1.00%	1.50%	0.75%	1.00%	N/A	0.00%	1.25%	N/A	1.00%	0.75%
Voya MidCap Opportunities Fund Term for Classes A, C, I, O, R, and W Expires October 1, 2014 Initial Term for Class R6 Expires October 1, 2014 Initial Term for Class T Expires October 1, 2018 Initial Term for Class P3 Expires October 1, 2019	1.35%	2.10%	0.98%	1.35%	N/A	0.00%	1.60%	0.88%	1.35%	1.10%
Voya Multi-Manager Mid Cap Value Fund Term Expires October 1, 2016 Initial Term for Class P3 Expires October 1, 2019 Initial Term for Class P Expires October 1, 2020	N/A	N/A	0.90%	N/A	0.15%	0.00%	N/A	N/A	N/A	N/A
Voya Real Estate Fund Term for Class P3 Expires October 1, 2021	N/A	N/A	N/A	N/A	N/A	0.00%	N/A	N/A	N/A	N/A

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund*	A	C	I	O	P	P3	R	R6	T	W
Voya Small Company Fund II (to be renamed Voya Small Company Fund) Initial Term Expires October 1, 2021	1.50%	2.25%	1.25%	1.50%	N/A	0.00%	1.75%	1.04%	1.50%	1.25%
Voya SmallCap Opportunities Fund Term for Classes A, C, I, R, and W Expires October 1, 2014 Initial Term for Class R6 Expires October 1, 2014 Initial Term for Class I Expires October 1, 2015 Initial Term for Class T Expires October 1, 2018 Initial Term for Class P3 Expires October 1, 2019	1.50%	2.25%	1.15%	N/A	N/A	0.00%	1.75%	1.05%	1.50%	1.25%

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund*	A	C	I	O	P	P3	R	R6	T	W
Voya SMID Cap Growth Fund Initial Term for Classes A, I, and R6 Expires October 1, 2019 Initial Term for Class T Expires October 1, 2018 Initial Term for Class P3 Expires October 1, 2019	1.20%	N/A	0.95%	N/A	N/A	0.00%	N/A	0.93%	1.20%	N/A
Voya U.S. High Dividend Low Volatility Fund Initial Term for Classes A and I Expires October 1, 2019 Initial Term for Class T Expires October 1, 2018 Initial Term for Class P3 Expires October 1, 2019 Initial Term for Class R6 Expires October 1, 2020	0.80%	N/A	0.55%	N/A	N/A	0.00%	N/A	0.52%	0.80%	N/A

/s/ HE
HE

Effective Date:  November 5, 2019, to reflect the addition of Voya Corporate Leaders® 100 Fund II (to be renamed Voya Corporate Leaders® 100 Fund), Voya Global Multi-Asset Fund II (to be renamed Voya Global Multi-Asset Fund), Voya Mid Cap Research Enhanced Index Fund II (to be renamed Voya Mid Cap Research Enhanced Index Fund), and Voya Small Company Fund II (to be renamed Voya Small Company Fund).

*            This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.